Exhibit 99.1
FOR IMMEDIATE RELEASE
Forrester Research Reports First-Quarter Financial Results
Cambridge, Mass., April 28, 2011 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its first-quarter ended March 31, 2011 financial results.
First-Quarter Financial Performance
•	Total revenues were $65.7 million, compared with $59.2 million for the first quarter of last year.
•	On a GAAP basis, net income was $2.9 million, or $0.13 per diluted share, compared with net income of $5.8 million, or $0.25 per diluted share, for the same period last year.
•	On a pro forma basis, net income was $4.8 million, or $0.21 per diluted share, for the first quarter of 2011, which reflects a pro forma effective tax rate of 40%. Pro forma net income excludes stock-based compensation of $1.4 million, amortization of $0.7 million of acquisition-related intangible assets, $1.5 million of duplicate lease costs, $0.4 million of acquisition costs, and net investment gains of $0.6 million. This compares with pro forma net income of $6.3 million, or $0.28 per diluted share, for the same period in 2010, which reflects a pro forma tax rate of 40%. Pro forma net income for the first quarter of 2010 excludes stock-based compensation of $1.1 million, amortization of $0.9 million of acquisition-related intangible assets, $0.3 million of acquisition-related credits, and net investment gains of $0.4 million.
“Our first quarter financial performance was consistent with our expectations during a year of planned significant investments to support growth in our business,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “In addition to delivering double-digit revenue growth in the first quarter, our key metrics remained strong.”
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
Forrester is providing second-quarter 2011 financial guidance as follows:
Second-Quarter 2011 (GAAP):
•	Total revenues of approximately $71.5 million to $74.5 million.
•	Operating margin of approximately 11.0% to 13.0%.
•	Other income, net of $100,000.

Forrester Research Q1, 2011 Results
•	An effective tax rate of 40%.
•	Diluted earnings per share of approximately $0.21 to $0.25.
Second-Quarter 2011 (Pro Forma):
Pro forma financial guidance for the second quarter of 2011 excludes stock-based compensation expense of $1.1 million to $1.3 million, amortization of acquisition-related intangible assets of approximately $0.4 million, duplicate lease costs of approximately $1.5 million, and any acquisition costs and investment gains or losses.
•	Pro forma operating margin of approximately 15.0% to 17.0%.
•	Pro forma effective tax rate of 40%.
•	Pro forma diluted earnings per share of approximately $0.29 to $0.33.
Our full-year 2011 guidance is as follows:
Full-Year 2011 (GAAP):
•	Total revenues of approximately $282 million to $288 million.
•	Operating margin of approximately 12.0% to 13.0%.
•	Other income of approximately $0.5 million.
•	An effective tax rate of 40%.
•	Diluted earnings per share of approximately $0.96 to $1.02.
Full-Year 2011 (Pro Forma):
Pro forma financial guidance for full-year 2011 excludes stock-based compensation expense of $5.0 million to $5.5 million, amortization of acquisition-related intangible assets of approximately $1.8 million, duplicate lease costs of approximately $3.5 million, and any acquisition costs and investment gains or losses.
•	Pro forma operating margin of approximately 16.0% to 17.0%.
•	Pro forma effective tax rate of 40%.
•	Pro forma diluted earnings per share of approximately $1.22 to $1.28.
About Forrester Research
Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 key roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 27 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.
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Forrester Research Q1, 2011 Results
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the second quarter of and full-year 2011. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, and possible variations in Forrester’s quarterly operating results. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income and the table of selected balance sheet and cash flow data are attached.
Contact:

Michael Doyle	Karyl Levinson
Chief Financial Officer	Vice President, Corporate
Forrester Research, Inc.	Communications
+1 617.613.6000	Forrester Research, Inc.
mdoyle@forrester.com	+1 617.613.6262
press@forrester.com
© 2011, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.
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Forrester Research, Inc.
Consolidated Statements of Income
(Unaudited, In thousands, except per share data)

	Three months ended
	March 31,
	2011	2010
Revenues:
Research services	$44,547	$39,416
Advisory services and other	21,195	19,764

Total revenues	65,742	59,180

Operating expenses:
Cost of services and fulfillment	25,498	22,327
Selling and marketing	25,465	20,088
General and administrative	8,918	7,204
Depreciation	970	918
Amortization of intangible assets	693	905

Total operating expenses	61,544	51,442

Income from operations	4,198	7,738
Other income (expense), net	(109)	1,075
Gains from investments, net	582	425

Income before income taxes	4,671	9,238
Income tax provision	1,760	3,466

Net Income	$2,911	$5,772

Diluted income per share	$0.13	$0.25

Diluted weighted average shares outstanding	23,252	22,877

Basic income per share	$0.13	$0.26

Basic weighted average shares outstanding	22,713	22,389

Pro forma data (1):
Income from operations	$4,198	$7,738
Amortization of intangible assets	693	905
Duplicate lease costs	1,463	—
Acquisition costs (credits)	371	(326)
Stock-based compensation included in the following
expense categories:
Cost of services and fulfillment	615	449
Selling and marketing	339	244
General and administrative	484	413

Pro forma income from operations	8,163	9,423
Other income (expense), net	(109)	1,075

Pro forma income before income taxes	8,054	10,498
Pro forma income tax provision	3,222	4,199

Pro forma net income	$4,832	$6,299

Pro forma diluted income per share	$0.21	$0.28

Diluted weighted average shares outstanding	23,252	22,877

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of acquisition-related intangible assets, duplicate lease costs, costs or (credits) associated with acquisition activities, stock-based compensation and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.
Consolidated Balance Sheet and Cash Flow Data
(Unaudited, In thousands)

	March 31,	December 31,
	2011	2010
Balance sheet data:
Cash, cash equivalents and marketable investments	$239,807	$216,034
Accounts receivable, net	$48,280	$73,574
Deferred revenue	$137,527	$131,521

	Three months ended
	March 31,
	2011	2010
Cash flow data:
Net cash provided by operating activities	$32,161	$23,128
Cash used for acquisitions	$—	$(1,660)
Purchases of property and equipment	$(10,711)	$(1,402)
Repurchases of common stock	$(8,567)	$—